UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2011

Mesa Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-149338	98-0506246
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 525
Dallas, TX  75254
(Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of September 19, 2011 (the “Start Date”), our Board of Directors appointed Rachel L. Dillard as our Chief Financial Officer.  Ms. Dillard will be receiving annual compensation of $112,000 during the first year of employment (subject to adjustments thereafter) and will be entitled to participate in any and all benefit plans, from time to time, in effect for our employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  In addition, our Board of Directors authorized the issuance of up to 1,000,000 shares of restricted common stock pursuant to our 2009 Equity Incentive Plan, which will vest as follows: 100,000 shares during the first three-month period of employment from the Start Date; 200,000 shares during the second six-month period from the Start Date; 200,000 during the 12-month period from the Start Date; 200,000 shares during the 18-month period from the Start Date; and 300,000 shares during the 24-month period from the Start Date.  In the event our company merges, sells all its assets or otherwise undergoes a change in control, all of the unvested shares will become vested.

Ms. Dillard began her career in the oil and gas industry in 1996 with CDX Gas.  In an association that concluded at the end of 2006, she served CDX both as a consultant to the CEO and CFO and as an employee in matters of financial analysis, natural gas marketing and balancing, investor relations and payout analysis.  Ms. Dillard also held the position of Director-Financial Services in which she developed models for the budgeting of capital expenditures and general and administrative expense and formalized/centralized the process of fixed asset management for CDX and its subsidiaries.  In addition, she implemented the automated calculation and recording of depletion, depreciation and amortization (DD&A) of oil and gas properties and depreciation of fixed assets including pipelines, gathering systems, drilling rigs and components, two aircraft and multiple vehicles.

During that period, Ms. Dillard also served as an Accountant for Rising Star Energy, LLC, Republic Energy, Inc., and Longview Production Company. Since the beginning of 2007, Ms. Dillard has been employed by or otherwise provided accounting services to TransAtlantic Petroleum Corporation, Westside Energy Corporation, Crusader Energy Group, Inc. and Luminant, the power generating subsidiary of Energy Future Holdings (formerly TXU Corp.).

In 2009, Ms. Dillard joined the Division of Resolutions and Receiverships of the Federal Deposit Insurance Corporation as a contract accountant. In March 2010, she was engaged by the FDIC as Financial Institution Accountant and, in January 2011, as Accounting Technical Monitor of a national servicer of loan portfolios exceeding $1 billion.

Item 7.01.  Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on September 20, 2011 announcing that Ms. Dillard joined us as Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 20, 2011.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Energy Holdings, Inc.

Dated: September 21, 2011	By:	/s/Randy M. Griffin
Randy M. Griffin
Chairman and Chief Executive Officer (Principal Executive Officer)